UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 16, 2016)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 16, 2016, Gogo Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Stockholders representing 76,673,957 shares, or 89.20%, of the Company’s common stock outstanding as of the April 18, 2016 record date were present in person or were represented at the meeting by proxy. Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2016 Proxy Statement, dated April 25, 2016. At the Annual Meeting, five items were acted upon by the stockholders. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected each of the following Class III directors to serve a three-year term expiring at the Company’s 2019 annual meeting of stockholders or until their successors are duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Robert L. Crandall	59,958,537	2,704,186	14,011,234
Christopher D. Payne	59,968,072	2,694,651	14,011,234
Charles C. Townsend	59,962,122	2,700,601	14,011,234

PROPOSAL 2

APPROVAL OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Stockholders approved the advisory resolution approving executive compensation.

VOTES FOR	57,147,875
VOTES AGAINST	3,135,850
ABSTENTIONS	2,378,998
BROKER NON-VOTES	14,011,234

PROPOSAL 3

APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE GOGO INC. ANNUAL INCENTIVE PLAN

Stockholders approved the material terms of performance goals that may apply to performance-based awards under the Gogo Inc. Annual Incentive Plan.

VOTES FOR	59,731,279
VOTES AGAINST	568,288
ABSTENTIONS	2,363,156
BROKER NON-VOTES	14,011,234

PROPOSAL 4

APPROVAL OF THE GOGO INC. 2016 OMNIBUS INCENTIVE PLAN

Stockholders approved the Gogo Inc. 2016 Omnibus Incentive Plan.

VOTES FOR	50,830,978
VOTES AGAINST	9,512,943
ABSTENTIONS	2,318,802
BROKER NON-VOTES	14,011,234

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2016.

VOTES FOR	72,673,319
VOTES AGAINST	858,942
ABSTENTIONS	3,141,696

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary

Date: June 16, 2016